THE TIMOTHY PLAN

SEVENTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS SEVENTH AMENDMENT dated as of January 1, 2025 (the “Effective Date”), to the Custody Agreement, dated as of April 27, 2007, as amended September 24, 2009, September 6, 2011, January 3, 2012, June 20, 2012, August 28, 2012, and September 6, 2013 (the "Agreement"), is entered into by and between THE TIMOTHY PLAN, a Delaware business trust (the "Trust"), and U.S. BANK, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and Custodian desire to amend the Agreement to remove the following funds from Amended Exhibit C:

•	Timothy Plan Money Market Fund
•	Timothy Plan Strategic Growth Variable Portfolio
•	Timothy Plan Conservative Growth Variable Portfolio
•	Timothy Plan Small-Cap Variable Portfolio
•	Timothy Plan Emerging Markets Fund

WHEREAS, the Trust and the Custodian desire to amend the Agreement to update the fees in Exhibit D; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	As of the Effective Date, Amended Exhibit C is hereby superseded and replaced with the Amended Exhibit C attached hereto.

2.	As of the Effective Date, Exhibit D of the Agreement is hereby superseded and replaced with the Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

1/2025

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

THE TIMOTHY PLAN		U.S. BANK, N.A.

By:		By:

Name:	Arthur Ally	Name:	Gregory Farley

Title:	President	Title:	Senior Vice President

1/2025

Amended Exhibit C to the Custody Agreement – The Timothy Plan

Separate Series of The Timothy Plan

Name of Series

Timothy Plan Small-Cap Value Fund

Timothy Plan Large/Mid-Cap Value Fund

Timothy Plan Fixed-Income Fund

Timothy Plan Small/Mid Cap Growth Fund

Timothy Plan Large/Mid-Cap Growth Fund

Timothy Plan Strategic Growth Fund

Timothy Plan Conservative Growth Fund

Timothy Plan International Fund

Timothy Plan High Yield Bond Fund

Timothy Plan Defensive Strategies Fund

Timothy Plan Israel Common Values Fund

Timothy Plan Growth & Income Fund

1/2025

Exhibit D to the Custody Agreement – The Timothy Plan

Custody Services Fee Schedule

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:

0.50 basis point

Minimum annual fee per fund – $4,800

Plus portfolio transaction fees

Portfolio Transaction Fees

■	$4.00 – Book entry DTC transaction, Federal Reserve transaction, principal paydown

■	$7.00 – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

■	$8.00 – Option/SWAPS/future contract written, exercised or expired

■	$15.00 – Mutual fund trade, Margin Variation Wire and outbound Fed wire

■	$50.00 – Physical security transaction

■	$5.00 – Check disbursement (waived if U.S. Bancorp is Administrator)

■	$20 Manual instructions fee. (Additional Per Securities and Cash Transactions)

■	$20 Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)

■	$15 Per Non-USD wire.

■	$30 Per 3rd party FX settled at U.S. Bank

■	$25 Monthly charge on zero valued securities (Per ISIN)

■	$20 Per Proxy Vote cast.

■	$25 Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

■	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

■	$600 per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)

■	Class Action Services –6% of gross proceeds, $100 minimum recovery.

■	No charge for the initial conversion free receipt.

■	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

■	Third Party lending - Additional fees will apply.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Fees are calculated pro rata and billed monthly.

*	Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

1/2025

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee*	Country	Safekeeping (BPS)	Transaction fee*	Country	Safekeeping (BPS)	Transaction fee*
Argentina	18.00	$30	Hong Kong	1.75	$18	Poland	8.00	$25
Australia	1.50	$15	Hungary	18.00	$55	Portugal	3.00	$10
Austria	1.70	$12	Iceland	15.00	$48	Qatar	38.00	$115
Bahrain	42.00	$115	India	7.00	$40	Romania	30.00	$85
Bangladesh	18.00	$110	Indonesia	6.00	$52	Russia	12.00	$175
Belgium	1.00	$8	Ireland	1.00	$3	Saudi Arabia	30.00	$75
Bermuda	15.00	$55	Israel	10.00	$26	Serbia	60.00	$165
Botswana	24.00	$45	Italy	1.00	$10	Singapore	1.35	$22
Brazil	7.00	$15	Japan	1.00	$6	Slovakia	20.00	$90
Bulgaria	24.00	$68	Jordan	40.00	$125	Slovenia	20.00	$90
Canada	1.20	$6	Kenya	28.00	$42	South Africa	1.75	$12
Chile	13.00	$40	Kuwait	38.00	$110	South Korea	3.00	$12
China Connect	18.00	$20	Latvia	15.00	$65	Spain	1.00	$10
China (B Shares)	10.00	$42	Lithuania	15.00	$45	Sri Lanka	11.00	$70
Colombia	30.00	$50	Luxembourg	3.50	$22	Sweden	1.25	$10
Costa Rica	15.00	$55	Malaysia	3.00	$35	Switzerland	1.25	$12
Croatia	18.00	$55	Malta	20.00	65	Taiwan	8.00	$43
Cyprus	4.00	$20	Mauritius	28.00	$90	Tanzania	45.00	$150
Czech Republic	12.00	$25	Mexico	10.00	$15	Thailand	3.00	$25
Denmark	1.25	$10	Morocco	28.00	$68	Tunisia	38.00	$42
Egypt	18.00	$50	Namibia	30.00	$45	Turkey	9.00	$12
Estonia	6.00	$25	Netherlands	1.25	$8	UAE	35.00	$105
Euroclear (Eurobonds)	1.00	$10	New Zealand	1.50	$22	Uganda	40.00	$90
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Nigeria	28.00	$38	Ukraine	30.00	$50
Finland	1.50	$10	Norway	1.25	$10	United Kingdom	1.00	$3
France	1.00	$8	Oman	42.00	$100	Uruguay	45.00	$55
Germany	1.00	$8	Pakistan	24.00	$75	Vietnam	20.00	$80
Ghana	25.00	$40	Panama	65.00	$98	West African Economic Monetary Union (WAEMU)**	38.00	$130
Greece	4.00	$20	Peru	30.00	$60	Zambia	28.00	$45
			Philippines	3.50	$38	Zimbabwe	28.00	$45
*	Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.
**	Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo, and Benin.

1/2025

Global Custody Base Fee

A monthly base fee of $500 per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month.

Global Custody Tax Services:

■	Global Filing: $500 per annum

■	U.S. Domestic Filing: $250 per annum (Only ADRs)

■	3rd Party Tax Service Provider: $15,000 per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)

■	Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.

Miscellaneous Expenses

■	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

■	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

■	SWIFT reporting and message fees.

1/2025

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	15
AUSTRALIA	AU	2
BELGIUM	BE	2
CANADA	CA	2
CHILE	CL	9
CZECH REPUBLIC	CZ	10
DENMARK	DK	3
FINLAND	FI	3.5
FRANCE	FR	1.5
GERMANY	DE	2
GREECE	GG	35
HOLLAND	NL	1.5
HONG KONG	HK	1.5
HUNGARY	HU	10
ISRAEL	IL	17
ITALY	IT	2.5
JAPAN	JP	3
LUXEMBOURG	LU	1.5
MEXICO	MX	6
NEWZEALAND	NZ	2
NORWAY	NO	5
PERU	PE	9
POLAND	PL	10
PORTUGAL	PT	5
ROMANIA	RO	11
RUSSIA	RU	10
SINGAPORE	SG	2
SLOVAK REPUBLIC	SK	10
SLOVENIA	SI	10
SPAIN	ES	3
SOUTH-AFRICA	ZA	2
SWEDEN	SE	3
SWITZERLAND	CH	3
THAILAND	TH	8
UNITED KINGDOM	GB	2
UNITED STATES	US	3

1/2025